Exhibit 10.2

HEALTH INSURANCE INNOVATIONS, INC.

Performance-Based Stock Agreement (B)

This PERFORMANCE-BASED STOCK AGREEMENT (B) (this “Agreement”) is made and entered into as of July 17, 2013, by and between Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), and                     , an adult individual (“Grantee”).

Background

Grantee is party to the Stock Purchase Agreement, dated as of July 17, 2013 (the “Purchase Agreement”), by and among Health Plan Intermediaries Holdings, LLC, the Company, Joseph Safina, Howard Knaster and Jorge Saavedra.

Subject to the terms and conditions of this Agreement, the parties desire for the Company to issue to Grantee on each Issue Date (as such terms is defined in Section 3 below) the following number of shares of the Company’s Class A Common Stock, par value $0.001 (“Shares”) as determined on each of the dates set forth in clauses (a) (b) and (c) of this paragraph (each a “Determination Date”): (a) July 17, 2014: $             divided by the Average Share Price as of such date (rounded up or down to the nearest whole Share), (b) July 17, 2015: $             divided by the Average Share Price as of such date (rounded up or down to the nearest whole Share), and (c) July 18, 2016: $             divided by the Average Share Price as of such date (rounded up or down to the nearest whole Share). For purposes of this Agreement, “Average Share Price” means, as of each Determination Date, (i) the average closing price of a Share (at the end of regular trading) over the ten (10) trading days immediately preceding (but not including) each such Determination Date on the NASDAQ Global Market (“Nasdaq”) or, if the Shares are not then traded on the NASDAQ Global Market, on the principal stock market or exchange on which the Shares are then quoted or traded, or (ii) if Shares are not so quoted or traded, the fair market value of a Share as determined by the Company.

Section 1. Grant. Subject to the terms and conditions of this Agreement, the Company hereby grants Grantee the right to receive Shares in the amounts and at the times specified herein (“Grant”). The “Background” section is incorporated herein by this reference and made a part of this Agreement.

Section 2. Issuance of Shares.

(a) Generally. When issued, subject to any applicable Lock Up Agreement, the Shares underlying this Agreement shall be fully assignable, saleable and transferable by Grantee, and the Company shall, subject to Section 5, deliver such Shares to Grantee by transfer to the Depository Trust Company for the benefit of Grantee or by delivery of a share certificate registered in Grantee’s name and such transfer shall be evidenced in the register of members of the Company. For the purposes of this Agreement, “Lock-Up Agreement” means any agreement between the Company or any of its Affiliates and Grantee that provides for restrictions on the transfer of Shares held by Grantee.

(b) No Voting Rights or Right to Receive Dividends Prior to Issuance. Grantee shall not have voting rights nor the right to receive any dividends or distributions with respect to Shares prior to the issuance of Shares underlying this Agreement.

Section 3. Condition Precedents; Forfeiture.

(a) Conditions Precedent. Subject to the satisfaction of the applicable Condition Precedent (as defined herein), the Shares calculated as of such Determination Date shall be issued on the following dates, each such date being referred to as an “Issue Date”:

(i)	October 15, 2014 if the Condition Precedent as of the first Determination Date is satisfied;

(ii)	October 15, 2015 if the Condition Precedent as of the second Determination Date is satisfied; and

(iii)	October 17, 2016 if the Condition Precedent as of the third Determination Date is satisfied.

For purposes of this Agreement, (x) “Condition Precedent” means: (i) as of the first Determination Date, that both (A) the number of Core Medical Policies (as defined herein) that are in-force as of such Determination Date is at least *, and (B) EBIT (as defined herein) as of such Determination Date (computed for the period January 1, 2013 through such Determination Date) is at least $*; (ii) as of the second Determination Date, that both (A) the number of Core Medical Policies that are in-force as of such Determination Date is at least *, and (B) EBIT as of such Determination Date (computed for the then-ended 12-month period) is at least $*; and (iii) as of the third Determination Date, that both (A) the number of Core Medical Policies that are in-force as of such Determination Date is at least *, and (B) EBIT as of such Determination Date (computed for the then-ended 12-month period) is at least $*; (y) “EBIT” means the net income of Sunrise Health Plans, Inc. (“SHP”) (excluding extraordinary items) for the applicable period plus all interest expense and income tax expense; and (z) “Core Medical Policies” means those healthcare insurance policies issued to individuals that contain either a limited non-renewable duration (i.e., 364 days or less) or limited and defined benefits (e.g., specified dollar payments to the insured upon the occurrence of hospitalization) that are marketed and sold by SHP as an authorized agent of contracted insurance companies.

(b) Forfeiture. In the event that the Condition Precedent at any particular Determination Date is not satisfied, none of Grantee’s Shares calculated as of such Determination Date shall be issued; provided, however, that Grantee shall still be entitled to receive Shares if the Condition Precedent is met as to any other Determination Date.

(c) Nasdaq Requirements.

(i)The Company shall submit a listing application to Nasdaq and use its commercially reasonable efforts to list on Nasdaq, prior to the respective Issue Dates set forth in

*	Confidential information has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Section 3(a), the Shares to be issued pursuant to this Agreement. The Company shall give all notices, take all commercially reasonable actions and make all filings with Nasdaq required in connection with the transactions contemplated herein.

(ii) (A) Unless and until the Company obtains the Stockholder Approval (as defined herein), notwithstanding anything herein to the contrary, the Company shall not issue to Grantee any Shares pursuant to this Agreement, to the extent that: (1) the issuance of such Shares after giving effect to such issuance and when added to the number of Shares issued and issuable pursuant to (w) this Agreement, (x) each Performance-Based Stock Agreement (A), dated the date hereof, between the Company, on the one hand, and either Grantee, Howard Knaster or Jorge Saavedra, on the other hand, (y) each Performance-Based Stock Agreement (B), dated the date hereof, between the Company, on the one hand, and either Howard Knaster or Jorge Saavedra, on the other hand, and (z) the Purchase Agreement (collectively, the “Equity Agreements”), Grantee (together with Messrs. Knaster and Saavedra), would either (I) beneficially own in excess of 19.9% of the number of Shares currently or then outstanding, without giving any effect to the Shares issued and issuable under clauses (w) through (z) above (the “Maximum Aggregate Ownership Amount”), or (II) control in excess of 19.9% of the total voting power of the Company’s combined Class A common stock and Class B common stock that are entitled to vote on a matter being voted on by holders of such common stock currently or then outstanding, without giving any effect to the Shares issued and issuable under clauses (w) through (z) above (the “Maximum Aggregate Voting Amount”), and (2) it is otherwise determined that stockholder approval of such issuance(s) is deemed necessary in order to comply with applicable Nasdaq stockholder approval requirements. For purposes of this Section 3(c), (i) beneficial ownership shall be determined in accordance with Section 13(d) of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); and (ii) in determining the number of outstanding Shares, Grantee may rely on the number of outstanding Shares and other voting securities of the Company as reflected in (a) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Securities and Exchange Commission (the “SEC”), (b) a more recent public announcement by the Company, or (c) any other notice by the Company or the Company’s transfer agent setting forth the number of Shares or other voting securities of the Company outstanding.

(B) If: (1) the Shares to be issued to Grantee on an Issue Date, together with the Shares issued and to be issued under the Equity Agreements, would exceed the Maximum Aggregate Ownership Amount or the Maximum Aggregate Voting Amount; (2) stockholder approval of such issuance is deemed necessary in order to comply with the Nasdaq requirements or requirements of any other exchange and to receive approval of Nasdaq of the listing of the Shares on Nasdaq or such other exchange; and (3) the Company shall not have obtained Stockholder Approval prior to such Issue Date, then (I) the Company shall issue to Grantee such number of Shares as may be issued, together with issuances to Grantee and Messrs. Knaster and Saavedra pursuant to the Equity Agreements, below the Maximum Aggregate Ownership Amount or Maximum Aggregate Voting Amount, as the case may be, and, with respect to the remainder of the aggregate number of Shares to be issued, such Shares shall not be issued until and unless

Stockholder Approval has been obtained; and (II) the Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held no later than 60 calendar days following such Issue Date (the “Stockholder Meeting Deadline”), a proxy statement meeting the requirements of Section 14 of the Exchange Act (the “Proxy Statement”) soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions approving the Company’s issuance of any Shares issued and issuable pursuant to the Equity Agreements and all other transactions contemplated by the Equity Agreements (the “Stockholder Approval”) in accordance with applicable law, the rules and regulations of Nasdaq, the Company’s certificate of incorporation and bylaws and the Delaware General Corporation Law, as amended from time to time, and the Company shall use its commercially reasonable efforts to solicit its stockholders’ approval of such resolutions and to cause the Board to recommend to the stockholders that they approve such resolutions.

(C) If, despite the Company’s commercially reasonable efforts, Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall not thereafter have any obligation to continue to try to obtain such approval, and instead the Company shall pay to Grantee within five (5) business days following the Stockholder Meeting Deadline the balance of the unissued Shares issuable to Grantee pursuant to this Agreement in cash in lieu of Shares, such cash amount to be equal to the product of the Average Share Price as of such Determination Date and the number of Shares remaining to be issued.

Section 4. Change in Control. Upon the occurrence of a Change in Control, the Company shall take any of one of the following actions:

(a) The Company shall provide for the continuation or assumption of this Agreement by the acquiring or successor entity (or parent thereof), including the Company if it is the surviving entity, or for the substitution of this Agreement with a substitute award with terms comparable to this Agreement (in each case with appropriate adjustments as to the number and type of Shares (or other securities) underlying the Agreement or substitute agreement). The determination of such appropriate adjustments and comparability shall be made by the Company and Grantee.

(b) The Company shall provide for the cancellation of all or any portion of this Agreement for value (payable in the form of cash, stock, securities, other property or any combination thereof) based upon the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction.

In no event shall any action result in Grantee receiving cash or securities or assets that are less in value than Grantee would have received had Grantee owned such Shares which may be issuable hereunder to Grantee immediately prior to the Change in Control transaction.

For the purposes of this Agreement “Change in Control” means the occurrence of any one or more of the following events:

(i) a direct or indirect change in ownership or control of the Company effected through one transaction or a series of related transactions within a 12-month period, whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act, or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (in each case a “Person”) other than the Company or an employee benefit plan maintained by the Company, directly or indirectly acquire or maintain “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company constituting more than 50% of the total combined voting power of the Company’s equity securities outstanding immediately after such acquisition;

(ii) at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the board of directors of the Company (the “Board”) cease for any reason to constitute a majority of members of the Board; provided, however, that any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, shall be considered as though such individual were a member of the Board at the beginning of the period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) the consummation of a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation; or

(iv) the consummation of any sale, lease, exchange or other transfer to any Person (other than an Affiliate of the Company), in one transaction or a series of related transactions within a 12-month period, of all or substantially all of assets of the Company and its subsidiaries.

For the purposes of this Agreement “Affiliate” means (A) any entity that, directly or indirectly, is controlled by the Company and (B) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Board.

Section 5. Representations and Warranties. Grantee represents and warrants to the Company and agrees to the following:

(a) Grantee has the legal capacity to enter into and perform under this Agreement, and this Agreement constitutes a valid and legally binding obligation of Grantee,

enforceable against Grantee in accordance with its terms. The execution, delivery and performance of this Agreement by Grantee does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Grantee is a party or any judgment, order or decree to which Grantee is subject.

(b) The Shares will be acquired by Grantee as principal, and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and the Shares shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(c) Grantee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as they have requested. Grantee has reviewed and understands the financial information regarding the Company.

(d) GRANTEE UNDERSTANDS THAT THE BASED SHARES ARE A SPECULATIVE INVESTMENT AND THAT THERE ARE SUBSTANTIAL RISKS INCIDENT TO AN INVESTMENT IN THE SHARES. GRANTEE IS ABLE TO AFFORD A COMPLETE LOSS OF SUCH INVESTMENT. GRANTEE HAS SOUGHT SUCH ACCOUNTING, LEGAL AND TAX ADVICE AS HE HAS CONSIDERED NECESSARY TO MAKE AN INFORMED INVESTMENT DECISION WITH RESPECT TO THE ACQUISITION OF THE SHARES. GRANTEE HAS CAREFULLY CONSIDERED AND UNDERSTAND THE RISKS AND OTHER FACTORS AFFECTING THE COMPANY AND THE SUITABILITY OF THE SHARES AS AN INVESTMENT, INCLUDING THOSE LISTED IN THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012, FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 2013.

(e) Grantee has adequate net worth and annual income to provide for his current needs and possible future contingencies and does not have an existing or foreseeable future need for liquidity of his investment in the Shares. Grantee has sufficient net worth and annual income to withstand the probable inability to publicly sell, transfer, or otherwise dispose of the Shares for an indefinite period of time.

(f) Except as may be expressly set forth in the Purchase Agreement, Grantee understands that neither the Company, its subsidiaries, any of its and their officers or directors, nor any professional advisor of the Company or its subsidiaries, makes any representation or warranty to Grantee with respect to the Company, the Shares or Grantee’s investment in the Shares. Grantee understands that none of the Company, its subsidiaries, any of its and their officers or directors, nor any professional advisor of the Company or its subsidiaries, makes any representation or warranty to Grantee with respect to, or assumes any responsibility for, the tax consequences Grantee of the acquisition of, investment in and disposition of the Shares.

(g) Grantee is a resident of the state set forth on Grantee’s signature page to this Agreement under the heading “Address.” Grantee is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Grantee is not purchasing any of Shares to be acquired by him as a result of any advertisement, article, notice or other communication regarding such stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to Grantee’s knowledge, any other general solicitation or general advertisement.

Section 6. Miscellaneous Provisions.

(a) Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Attention: Michael W. Kosloske

Telecopy: (877) 376-5832

with a copy to (which shall not constitute notice hereunder):

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Attention: Gary Raeckers

Telecopy: (877) 376-5832

if to Grantee, to the address that Grantee most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b) Entire Agreement. This Agreement and any other agreements referred to herein and therein and any attachments referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and Grantee, except that the Company may amend or modify this Agreement without Grantee’s consent in accordance with this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Grantee.

(e) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and Grantee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on anyone other than the Company and Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g) Governing Law. The Agreement shall be governed by the laws of the State of Florida, without application of the conflicts of law principles thereof.

(h) No Right to Continued Service. The granting of the Shares evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of Grantee and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of such Grantee.

(i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

HEALTH INSURANCE INNOVATIONS, INC.

By:
Name:
Title:

GRANTEE

Address: